UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2016

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

Gener8 Theseus

On November 28, 2016, Gener8 Theseus LLC, a wholly-owned subsidiary of Gener8 Maritime, Inc. (the “Company”), took delivery of the Gener8 Theseus, a 299,392 metric tons deadweight 2016-built VLCC newbuilding. The Company acquired this vessel pursuant to a shipbuilding contract with Hyundai Heavy Industries Co., Ltd. (“HHI”) which was entered into by Navig8 Crude Tankers, Inc. (“Navig8 Crude”), which assigned its rights on delivery to Gener8 Theseus LLC as Navig8 Crude’s nominee. The Company acquired the contract for the Gener8 Theseus along with thirteen additional shipbuilding contracts for VLCC newbuildings in May 2015 in connection with the Company’s acquisition of Navig8 Crude. Eight of the fourteen shipbuilding contracts acquired from Navig8 Crude were for VLCC newbuildings under construction with HHI, and the Gener8 Theseus is the eleventh of these fourteen VLCC newbuildings to be delivered.

Installment payments of $30.4 million were made to HHI under the shipbuilding contract for Gener8 Theseus by Navig8 Crude prior to it being acquired by the Company in May 2015. After its acquisition of Navig8 Crude, the Company made $70.9 million of additional installment payments to HHI under this shipbuilding contract.  There are no further remaining installment payments due in respect of the Gener8 Theseus. The funds used by the Company for the installment payments in respect of the Gener8 Theseus after the Company’s acquisition of Navig8 Crude in May 2015 included borrowings under its senior secured credit facility agreement, dated as of August 31, 2015, among Gener8 Maritime Subsidiary VIII Inc., as borrower; the Company, as the parent guarantor; Gener8 Maritime Subsidiary V Inc., as the borrower’s direct sole shareholder; the borrower’s wholly-owned subsidiary owner guarantors party thereto; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as global co-ordinators; Citibank, N.A. and Nordea Bank Finland Plc, New York Branch, as bookrunners; Citibank, N.A., London Branch as ECA co-ordinator and ECA agent; Nordea Bank Finland Plc, New York Branch as commercial tranche co-ordinator; Nordea Bank Finland Plc, New York Branch as facility agent; Nordea Bank Finland Plc, New York Branch as security agent; The Export-Import Bank of Korea; the mandated lead arrangers party thereto; the banks and financial institutions named therein as original lenders; and the banks and financial institutions named therein as hedge counterparties.

Information regarding the Company’s relationships with Navig8 Crude and its affiliates, directors and officers can be found under the heading “Related Party Transactions” in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in Note 14, RELATED PARTY TRANSACTIONS, to the condensed consolidated financial statements in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, and which are  incorporated by reference into this Item 2.01.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1

Information regarding the Company’s relationships with Navig8 Crude and its affiliates, directors and officers (incorporated by reference to “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions” in the Company’s Annual Report on Form 10-K filed on March 21, 2016 and to Note 14, RELATED PARTY TRANSACTIONS, to the condensed consolidated financial statements in Item 1 of the Company’s Quarterly Report on Form 10-Q filed on November 14, 2016).

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this report are the following: the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s shipbuilding contracts; completion and funding of financing on acceptable terms; delay in the construction of the Company’s newbuildings; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent reports on Form 10-Q and Form 8-K. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Executive Vice President and Secretary

DATE: November 28, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1

Information regarding the Company’s relationships with Navig8 Crude and its affiliates, directors and officers (incorporated by reference to “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions” in the Company’s Annual Report on Form 10-K filed on March 21, 2016 and to Note 14, RELATED PARTY TRANSACTIONS, to the condensed consolidated financial statements in Item 1 of the Company’s Quarterly Report on Form 10-Q filed on November 14, 2016).